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                                                                  Exhibit (i)(2)

             LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                               December 20, 2006


Van Kampen Corporate Bond Fund
1221 Avenue of the Americas
New York, New York 10020

          Re:  Post-Effective Amendment No. 81 to the
               Registration Statement on Form N-1A
               for the Van Kampen Corporate Bond Fund
               (the "Registration Statement")
               (File Nos. 2-21819 and 811-2423)

                  We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                  Very truly yours,

                                                  /s/ SKADDEN, ARPS, SLATE,
                                                      MEAGHER & FLOM LLP